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                                                                    EXHIBIT 99.2




                           HANMI FINANCIAL CORPORATION
                            STOCK BONUS GRANT NOTICE


Hanmi Financial Corporation (the "Company"), pursuant to the terms of that Employment Agreement between the Company and Dr. Sung Won Sohn dated November 3, 2004 (the "Employment Agreement"), hereby grants to Dr. Sohn (the "Participant") a stock bonus grant (the "Award") of that number of shares of the Company's Common Stock set forth below (the "Shares"). This Award is subject to all of the terms and conditions set forth herein and in the Stock Bonus Agreement attached hereto and incorporated herein in its entirety (collectively, the "Award Documents").

Participant:                                      Dr. Sung Won Sohn
Grant Date:                                       February [   ], 2005
Vesting Commencement Date:                        [        ], 2005
Number of Shares:                                 50,000
Fair Market Value on Grant Date (Per Share):      [$______]

VESTING SCHEDULE:        -  One-fifth (1/5th) of the Shares will be released
                            from the restrictions on transfer set forth in
                            Section 12 of the Stock Bonus Agreement on the
                            Vesting Commencement Date.

                         - One-fifth (1/5th) of the Shares will be released from the restrictions on transfer set forth in
                            Section 12 of the Stock Bonus Agreement on each of the first four anniversaries of the Vesting Commencement Date (or if the Shares are then listed on a national securities exchange, automatic quotation system or similar public securities market, but are not actively traded on such date (for example, because such date falls on a weekend or holiday), then the date of release shall be the first trading day immediately preceding such anniversary date) in accordance with the standard set forth in Section 4 of the Stock Bonus Agreement.

                         - All Shares shall be released from the restrictions on transfer set forth in Section 12 of the Stock Bonus Agreement in the event of the Participant's death or disability, or certain terminations of employment upon or within 13 months after the occurrence of a Change in Control, as described in further detail in the Section 4 of the Stock Bonus Agreement and the Employment Agreement.

CONSIDERATION:           The Shares are awarded to the Participant in
                         consideration for past services rendered to the Company as an employee of the Company, including Participant's execution of the Employment Agreement. No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the award of, or release of, the Shares, as described in greater detail in the Stock Bonus
                         Agreement.
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ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Participant acknowledges receipt of the Award Documents, and understands and agrees to the terms set forth in the Award Documents. Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of shares of the Company's Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) stock options previously granted and delivered to Participant under the Employment Agreement, and (ii) the Employment Agreement.

HANMI FINANCIAL CORPORATION            DR. SUNG WON SOHN:

By:
   ---------------------------------   -----------------------------------------
               Signature                             Signature


Title:                                 Date:
      ------------------------------        ------------------------------------

Date:
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ATTACHMENTS: I.  Stock Bonus Agreement

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                                  ATTACHMENT I

                              STOCK BONUS AGREEMENT

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                           HANMI FINANCIAL CORPORATION
                              STOCK BONUS AGREEMENT

        Pursuant to the provisions of the Employment Agreement between you and the Company dated November 3, 2004 ("Employment Agreement"), Hanmi Financial Corporation (the "Company") grants you that number of shares of Common Stock of the Company under the terms of the Stock Bonus Grant Notice to which this Stock Bonus Agreement is attached ("Stock Bonus Grant Notice") and this Stock Bonus Agreement ("Agreement") (together the Stock Bonus Grant Notice and the Agreement shall be referred to as the "Award Documents"). Defined terms not explicitly defined in the Award Documents but defined in the Employment Agreement shall have the same definitions as in the Employment Agreement.

        The details of your Award are as follows:

        1. THE AWARD. The Company hereby awards to you the aggregate number of shares of Common Stock specified in your Stock Bonus Grant Notice (the "Shares"). The Shares are awarded to you in consideration for past service to the Company as an employee of the Company, including your execution of the Employment Agreement.

        2. DOCUMENTATION. As a condition to the award of the Shares, and prior to the receipt of any share certificates by you, you agree to execute the Stock Bonus Grant Notice and to deliver the same to the Company, along with such additional documents as the Company may reasonably require.

        3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the award of, or release from the restrictions on transfer of, the Shares.

        4. RELEASE FROM RESTRICTIONS.

           (a) Subject to the limitations contained in Sections 11 and 12 of this Agreement and the terms of the Employment Agreement, the Shares will be released to you as provided in the Stock Bonus Grant Notice. If your employment with the Company terminates for any reason prior to the release of any number of Shares, the Shares will nevertheless be released from the restrictions on transfer in accordance with the release schedule provided in the Stock Bonus Grant Notice as if you had continued to deliver services to the Company under the Employment Agreement for the remainder of the term of the Employment Agreement; provided that you execute an effective release of claims to the extent required by the Employment Agreement and comply with the covenants set forth in Sections 3, 5, and 6 of the Employment Agreement.

           (b) Notwithstanding the foregoing, in the event that: (i) your employment is terminated due to your death; (ii) your employment is terminated due to your disability (as defined in the Employment Agreement); or (iii) (A) your employment is terminated without "good cause" (as defined in the Employment Agreement) or you resign on account of a Constructive Termination (as defined in the Employment Agreement), and such termination of employment or resignation occurs upon or within thirteen (13) months following the occurrence of a Change in Control (as defined in the Employment Agreement), or (B) you and the Company have not received written notice at least five (5) business days prior to the anticipated closing



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date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing and able as of the closing to assume and agree to perform the Company's obligations under the Employment Agreement in the same manner and to the same extent that the Company is hereby required to perform, then in either case termination or failure to assume the Company's obligations under this Agreement shall be treated as a termination of the Employment Agreement by the Company without "good cause" and upon your termination of employment (including a resignation by you for any reason pursuant to Section 4(b)(iii)(B) above); then all of the Shares subject to this Award shall be released in their entirety from the restrictions on transfer set forth in
Section 12 hereof on the effective date of the termination, provided that in the event of a termination pursuant to Section 4(b)(iii) above, you must execute an effective release of claims to the extent required by the Employment Agreement and comply with the covenants set forth in Sections 3, 5, and 6 of the Employment Agreement..

        5. NUMBER OF SHARES. If the outstanding shares of Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of securities and/or property, through a reorganization, merger, recapitalization, reclassification, spin-off, combination, exchange of shares of Common Stock of the Company or other corporate exchange, forward stock split, reverse stock split, stock dividend, stock consolidation, any distribution to stockholders of Common Stock other than regular cash dividends, or any transaction similar to the foregoing, in each case without consideration to the Company, an appropriate and proportionate adjustment shall be made to the Shares awarded to you. Adjustments under this Section shall be made by the Committee appointed by the Company's Board of Directors to administer your award of the Shares, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under this award of Shares on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

        6. CERTIFICATES. Certificates evidencing the Shares shall be issued by the Company and shall be registered in your name as soon as reasonably practicable after the Grant Date.

        7. RIGHTS AS A STOCKHOLDER. You shall be the record owner of the Shares, and as record owner shall be entitled to the rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Shares and you shall receive, when paid, any dividends on all of the Shares granted hereunder as to which you are the record holder on the applicable record date; provided that any cash or in-kind dividends paid with respect to the Shares which remain subject to the restrictions on transfer set forth in this Agreement shall be retained by the Company and shall be paid to you only when, and if, such Shares are released from such restrictions pursuant to Section 4 and the Stock Bonus Grant Notice.

        8. SECURITIES LAWS. You may not be issued any Shares under your Award unless the Shares are either (i) then registered under the Securities Act or
(ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

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        9. LEGENDS ON CERTIFICATES. The certificates representing the Shares delivered to you shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under this Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal, state or foreign laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        10. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue to serve as an employee of the Company. In addition, nothing in your Award shall obligate the Company, its stockholders, its Board or employees to continue any relationship that you might have as an employee of the Company or any affiliate of the Company or as a member of the Company's Board of Directors or the board of directors of any affiliate of the Company, or otherwise.

        11. WITHHOLDING OBLIGATIONS.

           (a) At the time your Award is made, or at any time thereafter as requested by the Company, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Award. You agree that in the event that you do not make adequate provision for the payment of such sums, the Company shall be entitled, but not obligated, to withhold that number of Shares with a value sufficient to satisfy its withholding obligations from those Shares to be released from the restrictions on transfer provided for herein.

           (b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to release such Shares from any restrictions on transfer provided for herein, notwithstanding the release schedule set forth in the Stock Bonus Grant Notice or the terms of Section 4 hereof.

        12. RESTRICTIONS ON TRANSFER. You agree that you will not transfer any Shares except as permitted under the terms of the Award Documents, including the provisions of this Section 12.

           (a) You agree that you will not sell, or otherwise dispose of in an exchange subject to income and/or employment tax, all or any part of the Shares subject to this Award prior to the time that they are released from this restriction according to the terms of the release schedule set forth in the Stock Bonus Grant Notice and Section 4 hereof and the satisfaction of the Company's tax withholding obligations pursuant to Section 11 hereof.

           (b) You agree that you may not transfer in a transaction that is not subject to income and/or employment tax, any part of the Shares subject to this Award prior to the time that they are released from this restriction according to the terms of the release schedule set forth in the Stock Bonus Grant Notice and Section 4 hereof and the satisfaction of the Company's tax withholding obligations pursuant to Section 11 hereof. The Company may in its discretion permit such a non-taxable transfer upon such terms and conditions as it shall determine, including but not limited to an agreement by the transferee to accept such a transfer of Shares subject to the same conditions and limitations imposed on you had such a transfer not occurred.

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               (c) In the event of any purported transfer of Shares which is in violation of the terms of this Agreement, such purported transfer shall be void and of no effect, and the Company shall have an irrevocable option (the "Reacquisition Option") to reacquire from you all of the Shares subject to the purported transfer at no cost to the Company.

               (d) Each certificate representing Shares held by you will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement or to reflect restrictions imposed under applicable securities and other law.

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT IN FAVOR OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT."

               The Company shall also be authorized to issue stop transfer instructions to the Company's transfer agent in order to enforce further the restrictions on transfer set forth herein. _

        13. NOTICES. Any notices provided for in your Award Documents shall be deemed given and effective upon the occurrence of (i) the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. Mail sent by certified mail, return receipt requested, with postage prepaid, (ii) personal service by a process server, or (iii) delivery to the recipient's address by overnight delivery (e.g., FedEx, UPS, or DHL) or other commercial delivery service, with all delivery charges paid by the sender. Notices sent to the Company shall be sent to the attention of the Company's General Counsel at the address for the Company's main offices. Notices addressed to you shall be sent to the address that you most recently provided to the Company and is reflected in the Company's books and records.

        14. ADMINISTRATION AND INTERPRETATION. The Award Documents shall be interpreted and administered by the Stock Option Committee. The Board of Directors of the Company may select and designate a Stock Option Committee consisting of two or more directors of the Company, each of whom may be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Regardless of whether a Stock Option Committee is selected, the Board of Directors may act as the Stock Option Committee and any action taken by said Board of Directors as such shall be deemed to be action taken by the Stock Option Committee. All references in this Agreement to the "Stock Option Committee" shall be deemed to refer to the Board of Directors acting as the Stock Option Committee and to a duly appointed Stock Option Committee, if there be one. In the event of any conflict between action taken by the Board of Directors acting as a Stock Option Committee and action taken by a duly appointed Stock Option Committee, the action taken by the Board of Directors shall be controlling and the action taken by the duly appointed Stock Option Committee shall be disregarded.


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        Any such action taken by the Stock Option Committee in the administration of this Agreement shall be valid and binding, so long as the same is not inconsistent with the terms and conditions of this Agreement. Subject to the express provisions of the Agreement, the Stock Option Committee shall have the authority to construe and interpret this Agreement, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Agreement, and to make all other determinations necessary or advisable for administration of the Agreement. Determinations of the Stock Option Committee on matters referred to in this Section shall be final and conclusive so long as the same are not clearly inconsistent with the terms of this Agreement.

        15. MISCELLANEOUS.

           (a) You agree upon request to execute any further documents or instruments necessary or desirable in the good faith determination of the Company to carry out the purposes or intent of this Award.

           (b) You acknowledge and agree that you have reviewed your Award Documents in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award Documents.

           (c) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

           (d) The Shares will be issued out of the authorized but unissued shares of the Company's Common Stock, as authorized pursuant to the Company's Certificate of Incorporation.